Exhibit 3.2

BYLAWS

OF

OXFORD FINANCE CORPORATION

ARTICLE I

MEETINGS OF STOCKHOLDERS

     Section 1.1 PLACE. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place within the United States as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

     Section 1.2 ANNUAL MEETING.

     (a)  The annual meeting of stockholders shall be held at two o’clock p.m. on a business day during the thirty (30) day period commencing on the fourth Thursday of April; provided, however, that for the year 2001, the annual meeting of stockholders shall be held at two o’clock p.m. on a business day during the thirty (30) day period commencing on the last Thursday of November. At each annual meeting of stockholders, only such business shall be conducted as is proper to consider and has been brought before the meeting (i) pursuant to the Corporation’s notice of the meeting, (ii) by or at the direction of the Board of Directors, or (iii) by a stockholder who is a stockholder of record of a class of shares entitled to vote on the business such stockholder is proposing both at the time of the giving of the stockholder’s notice hereinafter described in this Section 1.2 and on the record date for such annual meeting, and who complies with the notice procedures set forth in this Section 1.2. Written notice of each annual meeting shall be given to each stockholder by leaving the same with the stockholder, or at the stockholder’s residence or usual place of business, or by mailing it postage prepaid and addressed to the stockholder at his or her address as it appears upon the books of the Corporation, at least ten (10) days prior to the meeting.

     (b)  In order to bring before an annual meeting of stockholders any business which may properly be considered, a stockholder who meets the requirements set forth in the preceding paragraph must give the Corporation timely written notice which complies with Section 1.2(c) of these Bylaws. To be timely, a stockholder’s notice must be given, by certified United States mail, with postage thereon prepaid and with return receipt requested, addressed to the Secretary at the principal office of the Corporation. A stockholder’s notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting; PROVIDED, HOWEVER, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

     (c)  Each such stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) the name and address, as they appear on the Corporation’s stock transfer books, of the stockholder proposing business; (ii) the class and number of shares of stock of the Corporation beneficially owned by such stockholder; (iii) a representation that such stockholder is a stockholder of record at the time of the giving of the notice and intends to appear in person or by proxy at the meeting to present the business specified in the notice; (iv) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business; and (v) any interest which the stockholder may have in such business.

     (d)  The Secretary or Assistant Secretary shall deliver each stockholder’s notice that has been timely received to the President for review.

     (e)  Notwithstanding the foregoing provisions of this Section 1.2, a stockholder seeking to have a proposal included in the Corporation’s proxy statement for an annual meeting of stockholders shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended from time to time, or with any successor regulation.

     (f)  Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.

     Section 1.3 SPECIAL MEETINGS. The Chairman of the Board, President or Board of Directors may call special meetings of the stockholders. Special meetings of stockholders shall also be called by the Secretary upon the written request of the stockholders entitled to cast not less than twenty-five percent (25%) of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The Secretary shall inform the stockholders who have requested the meeting of the reasonably estimated cost of preparing and mailing such notice of the meeting, and upon payment to the Corporation of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting to all stockholders entitled to vote at such meeting. No special meeting need be called upon the request of the stockholders entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve (12) months.

     The Board of Directors shall have the sole power to fix the date and time of the special meeting

     Section 1.4 NOTICE. Not less than ten (10) nor more than ninety (90) days before the date of every meeting of stockholders, the Secretary shall give, to each stockholder who is entitled to vote at such meeting or who is entitled to notice of such meeting, written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him or her personally or by leaving it at his or her residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his or her post office address as it appears on the records of the Corporation, with postage prepaid.

     Section 1.5 SCOPE OF NOTICE. No business shall be transacted at a special meeting of stockholders except that specifically designated in the notice. Any business of the Corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is required by statute to be stated in such notice.

     Section 1.6 QUORUM; ADJOURNMENT. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting shall constitute a quorum; but this Section 1.6 shall not affect any requirement under any statute, these Bylaws or the charter for the vote necessary for the adoption of any measure. If, however, a quorum is not present at any meeting of the stockholders, the stockholders present in person or by proxy shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum is present if held on a date not more than 120 days after the original record date. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a meeting which has been duly called and convened and at which a quorum is present at the time counted may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section 1.7 VOTING. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter. Unless otherwise provided in the charter, each outstanding share, regardless of class, shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of stockholders.

     Section 1.8 PROXIES. A stockholder may vote the shares owned of record by him or her, either in person or by proxy executed in writing by the stockholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     Section 1.9 VOTING BY CERTAIN HOLDERS OF STOCK. Stock registered in the name of another Corporation, when entitled to be voted, may be voted by the President, Vice-President or by proxy appointed by another person appointed to vote the stock under a Bylaw or a resolution of the Board of Directors of such other Corporation presents a certified copy of such Bylaw or resolution, in which case such person may vote the stock. Any fiduciary may vote stock registered in his or her name as fiduciary, either in person or by proxy.

     Shares of the Corporation’s own stock owned directly or indirectly by this Corporation may not be voted at any meeting and may not be counted in determining the total number of outstanding shares entitled to vote at any given time, unless the shares of its own stock are held by it in a fiduciary capacity in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     Section 1.10 INSPECTORS. At any meeting of stockholders, the chairman of the meeting may, or upon the request of any stockholder delivered to the Corporation not less than thirty (30) days prior to such meeting shall, appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

     Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

     Section 1.11 INFORMAL ACTION BY STOCKHOLDERS. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action, and such consents and waivers are filed with the minutes of proceedings of the stockholders. Such consents and waivers may be signed by each stockholder on separate counterparts.

     Section 1.12 VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

     Section 1.13 TELEPHONIC MEETINGS. Stockholders may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by such means constitutes presence in person at the meeting.

ARTICLE II

DIRECTORS

     Section 2.1 GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

     Section 2.2 NUMBER, TENURE AND QUALIFICATION. The number of Directors of the Corporation shall be such number of directors, being not less than three (3) nor more than eleven (11), as may be designated from time to time by resolution of a majority of the entire Board of Directors; provided, however, that the tenure of office of a Director shall not be affected by any decrease in the number of Directors so made by the Board of Directors, and provided, further that the number of directors shall not be increased by 50% or more in any 12-month period without the approval of at least 66 2/3% of the members of the Board of Directors then in office. Each Director shall serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies or the time provided in the terms of any class or series of stock pursuant to which such Directors are elected.

     Section 2.3 ELECTION; RESIGNATION; REMOVAL. Directors shall be elected by plurality vote. Cumulative voting shall not be permitted. The Board of Directors shall initially consist of the persons named as Directors in the charter. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect Directors to replace those Directors whose terms then expire. Any Director may resign at any time upon written notice to the Corporation. Stockholders may only remove Directors for cause and only by the affirmative vote of two thirds of the shares then entitled to vote at an election of Directors and may elect a successor by the affirmative vote of a majority of the shares then entitled to vote to fill any vacancy for the balance of the term of the removed Director. Each Director elected shall hold office until his or her successor shall be elected and shall qualify.

     Section 2.4 ELIGIBILITY; NOMINATION PROCEDURES.

     (a) No person shall be eligible for election as a Director at a meeting of stockholders unless nominated (i) by the Board of Directors or (ii) by a stockholder who is a stockholder of record of a class of shares entitled to vote for the election of Directors, both at the time of the giving of the stockholder’s notice described in this Section 2.4 and on the record date for the meeting at which Directors will be elected, and who complies with the notice procedures set forth in this Section 2.4.

     (b)  In order to nominate any persons, a stockholder who meets the requirements set forth in the preceding paragraph must give the Corporation timely written notice. To be timely, a stockholder’s notice must be given either by personal delivery to the Secretary at the principal office of the Corporation or by first class United States mail, with postage thereon prepaid, addressed to the Secretary at the principal office of the Corporation. Any such notice must be received, in the case of an annual meeting of stockholders, not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder must be so delivered not earlier than the ninetieth day (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.

     (c)  Each such stockholder’s notice shall set forth the following: (i) as to the stockholder giving the notice, (1) the name and address of such stockholder as they appear on the Corporation’s stock transfer books, (2) the class and number of shares of stock of the Corporation beneficially owned by such stockholder, (3) a representation that such stockholder is a stockholder of record at the time of giving the notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (4) a description of all arrangements or understandings, if any, between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made; and (ii) as to each person whom the stockholder wishes to nominate for election as a Director, (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of stock of the Corporation which are beneficially owned by such person, and (4) all other information that is required to be disclosed about nominees for election as Directors in solicitations of proxies for the election of Directors under the rules and regulations of the Securities and Exchange Commission. In addition, each such notice shall be accompanied by the written consent of each proposed nominee to serve as a Director if elected and such consent shall contain a statement from the proposed nominee to the effect that the information about the nominee contained in the notice is correct.

     Section 2.5 ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolutions.

     Members of the Board of Directors or a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Such participation in a meeting constitutes presence in person at the meeting.

     Section 2.6 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, President or by a majority of the Directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

     Section 2.7 NOTICE. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him or her, left at his residence or usual place of business, or sent by telegraph or telephone, at least twenty-four (24) hours before the time of the meeting or, in the alternative by mail to his address as it shall appear on the records of the Corporation, at least seventy-two (72) hours before the time of the meeting.

     Section 2.8 QUORUM. A majority of the Board of Directors then in office shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such number of Directors are present at said meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

     The Directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

     Section 2.9 VOTING. The action of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute or these Bylaws.

     Section 2.10 VACANCIES. Whenever there is a vacancy on the Board of Directors (other than a vacancy resulting from the removal of a Director by vote of the stockholders which vacancy is immediately thereafter filled by the stockholders), then the vacancy shall be filled by a majority of the remaining Directors elected by the stockholders of the class or series entitled to fill such vacancy or by the sole remaining Director elected by that class or series if there is only one such Director; provided however, that any vacancy on the Board of Directors which occurs in connection with compliance with Section 15(f)(1)(A) of the Investment Company Act of 1940 or the rules or regulations of the Securities and Exchange Commission promulgated thereunder (collectively “the 1940 Act”) and which must be filled by a person who is not an interested person of either party to the a transaction subject to Section 15(f)(1)(A) of the 1940 Act shall be filled only by a person (1) who has been selected and proposed for election by a majority of the Directors who are not interested persons, and (2) who has been elected by the holders of the outstanding voting securities of the Corporation, except that in the case of the death, disqualification, or bona fide resignation of a Director selected and elected pursuant to clauses (1) and (2) above, the vacancy created thereby may be filled by a majority of the remaining Directors elected by the stockholders of the class or series entitled to fill such vacancy if immediately after filling such vacancy at least two-thirds of the Directors then holding office shall have been elected to such office by the holders of the outstanding voting securities of the Corporation. A Director elected by the Board of Directors to fill a vacancy shall hold office until the next annual meeting of stockholders or until his or her successor is elected and qualifies.

     Section 2.11 INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors or of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by all of the Directors and such written consent is filed with the minutes of the Board of Directors (except for those instances where the 1940 Act requires action to be taken by the Corporation’s Board of Directors in person, including without limitation the selection of independent auditors and the approval of an investment agreement.) Consents may be signed by each Director on separate counterparts.

     Section 2.12 COMPENSATION. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed to Directors for attendance at each annual, regular or special meeting of the Board of Directors, or of any executive committee thereof; but nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III

COMMITTEES

     Section 3.1 NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Nominating Committee and other committees, composed of two (2) or more Directors, to serve at the pleasure of the Board of Directors.

     Section 3.2 DELEGATION OF POWER. The Board of Directors may delegate to these committees in the intervals between meetings of the Board of Directors any of the powers of the Board of Directors to manage the business and affairs of the Corporation, except those powers which the Board of Directors is specifically prohibited from delegating pursuant to Section 2-411 of the Corporations and Associations Article, as may be amended from time to time.

     Section 3.3 ADVISORY COMMITTEE. The Board of Directors, by resolutions adopted by a majority of the whole Board, may appoint an Advisory Committee complying with the terms of Section 2(a)(1) of the 1940 Act and the regulations promulgated thereunder, to provide advice and counsel in respect to investment and loan transactions entered or contemplated by the Corporation or its subsidiaries. The Advisory Committee shall not be a committee of the Board of Directors, but shall be an advisory committee only. The Advisory Committee may be composed of up to five (5) persons, who shall not be Directors, officers, employees or agents of the Corporation or any subsidiary or investment adviser thereof. Advisory Committee members shall be entitled to indemnification under Article IX below. The Advisory Committee and its members will have no voting power and no authority, as agent or otherwise, to act on behalf of the Corporation, in respect of any matter; and Directors shall be under no obligation to accept or reject any particular item of advice or counsel provided thereby. The Advisory Committee may be invited to hold meetings jointly with meetings of Directors. Any one or more members of the Advisory Committee may be invited to attend meetings of the Directors and may be offered access to the same information and materials otherwise provided only to Directors. The Advisory Committee may render its advice in written or verbal form, and the same may or may not be recorded.

     Section 3.4 MEETINGS. In the absence of any member of any such committee, the members thereof present at such meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent members.

     Section 3.5 INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of proceedings of such committee (except for those instances where the 1940 Act requires action to be taken by the Corporation’s Board of Directors in person, including without limitation the selection of independent auditors and the approval of an investment agreement). Consents may be signed by each member on separate counterparts.

ARTICLE IV

OFFICERS

     Section 4.1 POWERS AND DUTIES. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. The Corporation shall have a President, a Secretary, and a Treasurer. The Board of Directors may also choose to appoint a Chairman of the Board of Directors, one or more Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and any other officers deemed necessary or appropriate by the Board of Directors. Any two (2) or more offices except President and Vice-President may be held by the same person. Each officer shall hold office until his or her successor is duly elected and qualifies or until his or her death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

     Section 4.2 REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4.3 VACANCIES. A vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.

     Section 4.4 PRESIDENT. The President shall be the principal executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. He shall preside at all meetings of the stockholders and of the Board of Directors. The President may sign any deed, mortgage, bond, contract or other instrument which the Board of Directors has authorized to be executed, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed or executed. In general, the President shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. The President shall be ex officio a member of all committees that may, from time to time, be constituted by the Board of Directors.

     Section 4.5 VICE PRESIDENTS. In the absence or unavailability of the President or in the event of a vacancy in such office, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Every Vice President shall perform such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

     Section 4.6 SECRETARY. The Secretary shall (a) keep the minutes of the proceedings of the stockholders and Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

     Section 4.7 TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors.

     The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, at the regular meetings of the Board or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

     If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

     Section 4.8 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or Treasurer, respectively, or by the President or the Board of Directors. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

ARTICLE V

FINANCE

     Section 5.1 CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 5.2. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officers or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 5.3 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

     Section 5.4 FISCAL YEAR. The fiscal year of the Corporation shall be the twelve calendar months period ending December 31 in each year, unless otherwise provided by the Board of Directors by a duly adopted resolution.

ARTICLE VI

SHARES OF STOCK

     Section 6.1 CERTIFICATES OF STOCK. Each stockholder is entitled to certificates which represent and certify the shares of stock he or she holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, and the class of stock and number of shares it represents. It shall also include on its face or back (a) a statement of any restrictions on transferability and a statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock or (b) a statement which provides in substance that the Corporation will furnish a full statement of such information to any stockholder on request and without charge. Such request may be made to the Secretary or to its transfer agent. Except as provided in the Maryland Uniform Commercial Code Investment Securities, the fact that a stock certificate does not contain or refer to a restriction on transferability that is adopted after the date of issuance does not mean that the restriction is invalid or unenforceable. Upon the issuance of uncertificated shares of capital stock, the Corporation shall send the stockholder a written statement of the same information required above on the certificate and by the Maryland Uniform Commercial Code Investment Securities. It shall be in such form, not inconsistent with law or with the charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the President, or a Vice-President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A certificate may not be issued until the stock represented by it is fully paid.

     Section 6.2 TRANSFERS OF STOCK. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the General Laws of the State of Maryland.

     Section 6.3 LOST CERTIFICATE. The Board of Directors may direct a new certificate to be issued in the place of any certificate theretofore issued by the Corporation alleged to have been stolen, lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or his or her legal representative to advertise the same in such manner as it shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

     Section 6.4 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to shareholders for the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of the stockholders, or the stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. The record date may not be prior to the close of business on the day the record date is fixed. Such date, in any case, shall be not more than ninety (90) days before the date on which the action requiring the determination will be taken, and in case of a meeting of stockholders the record date or the closing of the transfer book shall be not less than ten (10) days, prior to the date on which the meeting is to be held.

     If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of (i) the close of business on the day on which the notice of meeting is mailed or (ii) the thirtieth (30th) day before the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any rights shall be at the close of business on the day on which the resolution of the Board of Directors, declaring the dividend or allotment of rights, is adopted.

     When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 6.4, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

ARTICLE VII

DIVIDENDS

     Section 7.1 DECLARATION. Dividends upon the capital stock of the Corporation, subject to applicable law and the provisions, if any, of the charter of the Corporation, may be declared by the Board of Directors at any meeting, pursuant to law. Dividends may be paid in cash, property or shares of the Corporation, subject to the provisions of law and of the charter.

     Section 7.2 CONTINGENCIES. Before payment of any dividends, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII

SEAL

     Section 8.1 SEAL. The Board of Directors may procure a corporate seal, but shall not be required to do so. If procured by the Board of Directors, the corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words #Incorporated Maryland#. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

     Section 8.2 AFFIXING SEAL. Whenever the Corporation is required to place its corporate seal to a document, it shall be sufficient to meet the requirements of law, rule or regulation relating to a corporate seal to place the word “(seal)” adjacent to the signature of the authorized officer.

ARTICLE IX

STOCK LEDGER

     The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the names and addresses of all the stockholders and the number of shares of each class held by each stockholder.

ARTICLE X

INDEMNIFICATION

     Section 10.1 GENERAL. The Corporation shall indemnify its Directors, officers, employees and agents to the full extent permitted by the general corporate laws of the State of Maryland, now or hereafter in force, including the advance of expenses under the procedures provided by such laws.

     In addition to any indemnification permitted by these Bylaws, the Board of Directors shall have the power to grant, in its sole discretion, such indemnification as it deems in the interest of the Corporation to the full extent permitted by law.

     The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was serving the Corporation or any other entity at the request of the Corporation, in any capacity, against any liability, whether or not the Corporation would have the power to indemnify him or her against such liability.

     This Article shall not limit the Corporation’s power to indemnify against liabilities other than those arising from a person’s serving the Corporation as an officer, Director, employee or agent.

     Section 10.2 LIMITATION FOR DISABLING CONDUCT.

     (a)  Notwithstanding anything to the contrary in Section 10.1 hereof, the Corporation may not indemnify any Director or officer of the Corporation against any liability, nor shall any Director or officer of the Corporation be exculpated from any liability, to the Corporation or its stockholders to which such Director or officer might otherwise be subject by reason of “disabling conduct” (as hereinafter defined). Accordingly, each determination with respect to the permissibility of indemnification of a Director or officer of the Corporation because such Director or officer has met the applicable standard of conduct shall include a determination that the liability for which such indemnification is sought did not arise by reason of such person’s disabling conduct. The determination required by this Section 10.2 may be based on: (i) a final decision on the merits by a court or other body before whom the action, suit or proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct; or (ii) in the absence of such a decision, a reasonable determination, based on a review of the facts, that the person to be indemnified was not liable by reason of such person’s disabling conduct by: (A) the vote of a majority of a quorum of Directors who are “disinterested, non-party Directors” (as hereinafter defined); or (B) an “independent legal counsel” (as hereinafter defined) in a written opinion. In making such determination, such disinterested, non-party Directors or independent legal counsel, as the case may be, may deem the dismissal for insufficiency of evidence of any disabling conduct of either a court action or an administrative proceeding against a person to be indemnified to provide reasonable assurance that such person was not liable by reason of disabling conduct.

     (b)  For the purpose of this Section 10.2: (i) “disabling conduct” of a Director or officer shall mean such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office or any other conduct covered by Section 17(h) of the 1940 Act or any other applicable securities laws; (ii) “disinterested, non-party director” shall mean a director of the Corporation who is neither an “interested person” of the Corporation as defined in Section 2(a)(19) of the 1940 Act nor a party to the action, suit or proceeding in connection with which indemnification is sought; (iii) “independent legal counsel” shall mean an attorney-at-law admitted to practice in one or more jurisdictions of the United States who is not, and for at least two (2) years prior to his or her engagement to render the opinion in question has not been, employed or retained by the Corporation, by any investment adviser to or principal underwriter for the Corporation, or by any person affiliated with any of the foregoing.

     (c)  The Corporation may advance legal fees and other expenses to or for the benefit of a director or officer of the Corporation pursuant to Section 10.1 hereof so long as, in addition to the other requirements therefor, the Corporation (i) obtains security for the advance from the person to be indemnified; (ii) has insurance against losses arising by reason of lawful advances; or (iii) it shall be determined, pursuant to the means set forth in Section 10.2 (a)(ii) hereof, that there is reason to believe that the person to be indemnified ultimately will be found entitled to indemnification.

     (d)  Notwithstanding anything to the contrary in Section 10.1 hereof, the Corporation may, to the maximum extent permitted by law, obtain insurance for the purpose of indemnifying any disabling conduct.

     Section 10.3 Advisory Committee Members. The Corporation shall indemnify any person appointed to any Advisory Committee pursuant to Section 10.1 hereof (or the heirs, executors, or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a member of the Advisory Committee of this Corporation, if the Board of Directors determines that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation, and in the case of any criminal action or proceeding, that such person had no reasonable cause to believe that such person’s conduct was unlawful.

ARTICLE XI

WAIVER OF NOTICE

     Whenever any notice is required to be given pursuant to the charter or Bylaws of the Corporation or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE XII

AMENDMENT OF BYLAWS

     Section 12.1 BY DIRECTORS. The Board of Directors shall have the power to alter, amend or repeal these Bylaws at any annual or regular meeting, or at any special meeting if notice thereof be included in the notice of such special meeting, at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting; except that the Board of Directors shall not alter, amend or repeal this Section 12.1 or any Bylaws made by the stockholders.

     Section 12.2. BY STOCKHOLDERS. The stockholders shall have the power, at any annual meeting, or at any special meeting if notice thereof be included in the notice of such special meeting, at which a quorum is present or represented, by the affirmative vote of 66 2/3 % of the shares present or represented at the meeting and entitled to vote thereat to alter, amend or repeal these Bylaws.